UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 20, 2011
VENTAS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10989	61-1055020

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 S. Wacker Drive, Suite 4800, Chicago, Illinois	60606

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (877) 483-6827
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On June 20, 2011, Ventas, Inc. (the “Company”) announced that its Board of Directors has declared a prorated dividend on the Company’s common stock, conditioned upon the completion of its pending acquisition of Nationwide Health Properties, Inc. (“NHP”) pursuant to a merger of NHP with and into a wholly owned subsidiary of the Company (the “Merger”).
The dividend will be payable in cash to stockholders of record at the close of business on the last business day prior to the date on which the Merger becomes effective (the “Effective Time”). The per share dividend amount payable by the Company will be equal to the Company’s most recent quarterly dividend rate ($0.575), multiplied by the number of days elapsed since the Company’s last dividend record date (June 10, 2011) through and including the day immediately prior to the day on which the Effective Time occurs, divided by the actual number of days in the calendar quarter in which such dividend is declared (91).
A copy of the press release issued by the Company on June 20, 2011 is filed herewith as Exhibit 99.1 and incorporated in this Item 8.01 by reference.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
Not applicable.
(b) Pro Forma Financial Information.
Not applicable.
(c) Shell Company Transactions.
Not applicable.
(d) Exhibits:

Exhibit Number	Description

99.1	Press release issued by the Company on June 20, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.

Date: June 20, 2011	By:	/s/ Kristen M. Benson Kristen M. Benson
Vice President and
Senior Securities Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by the Company on June 20, 2011.